FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 11, 2005

KAISER ALUMINUM CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware (State of incorporation)	1-9447 (Commission File Number)	94-3030279 (I.R.S. Employer Identification Number)

5847 San Felipe, Suite 2500 Houston, Texas (Address of Principal Executive Offices)	77057-3268 (Zip Code)

(713) 267-3777
(Registrant=s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, Kaiser Aluminum Corporation (the “Company”) and its wholly owned subsidiary, Kaiser Aluminum & Chemical Corporation (“KACC”), signed a commitment letter and filed a motion with the United States Bankruptcy Court for the District of Delaware (the “Court”) seeking approval to enter into a new financing agreement (the “New Facility”). Information in respect of the New Facility agreement is included in the Company’s Current Report on Form 8-K dated as of January 14, 2005.

The New Facility, which was approved by the Court, closed on February 11, 2005. A copy of the New Facility agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the press release issued on February 11, 2005 announcing the Court’s approval and the closing of the New Facility is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The New Facility provides for a secured, revolving line of credit through the earlier of February 11, 2006, the effective date of a plan of reorganization or voluntary termination by the Company. Under the New Facility, the Company, KACC and certain subsidiaries of KACC are able to borrow amounts by means of revolving credit advances and to have issued letters of credit (up to $60.0 million) in an aggregate amount equal to the lesser of $200.0 million or a borrowing base comprised of eligible accounts receivable, eligible inventory and certain eligible machinery, equipment and real estate, reduced by certain reserves, as defined in the New Facility agreement. The amount available under the New Facility shall be reduced by $20.0 million if net borrowing availability falls below $40.0 million.

The New Facility is secured by substantially all of the assets of the Company, KACC and KACC’s subsidiaries other than certain amounts related to four commodity-related subsidiaries (Alpart Jamaica Inc., Kaiser Jamaica Corporation, Kaiser Alumina Australia Corporation and Kaiser Finance Corporation) whose assets are, subject to approval by the Court of certain liquidating plans of reorganization further described below, expected to be distributed to the creditors of those subsidiaries. KACC and all of KACC’s material domestic subsidiaries, other than the four commodity-related subsidiaries mentioned above, are guarantors of the New Facility.

Amounts owed under the New Facility may be accelerated under various circumstances more fully described in the New Facility agreement, including but not limited to, the failure to make principal or interest payments due under the New Facility, breaches of certain covenants, representations and warranties set forth in the New Facility agreement, and certain events having a material adverse effect on the business, assets, operations or condition of the Company taken as a whole.

The New Facility also places restrictions on the Company’s, KACC’s and KACC’s subsidiaries’ ability to, among other things, incur debt, create liens, make investments, pay dividends, sell assets, undertake transactions with affiliates, and enter into unrelated lines of business.

Interest on any outstanding borrowings will bear a spread over either a base rate or LIBOR, at KACC’s option.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report regarding the New Facility is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events

On November 1, 2004, the Company announced that two of its subsidiaries (Alpart Jamaica Corporation and Kaiser Jamaica Corporation — “AJI/KJC”) had filed a joint plan of liquidation and a disclosure statement with the Court. On November 16, 2004, the Company announced that two additional subsidiaries (Kaiser Alumina Australia Corporation and Kaiser Finance Corporation — “KAAC/KFC”) had filed a joint plan of liquidation and a disclosure statement with the Court. Information in respect of the AJI/KJC and KAAC/KFC joint plans of liquidation and disclosure statements is included in the Company’s Current Reports on Form 8-K dated as of October 28, 2004 and November 15, 2004, respectively.

On February 11, 2005, each of AJI/KJC and KAAC/KFC filed amended joint plans of liquidation and amended disclosure statements with the Court. Copies of the amended joint plans of liquidation and amended disclosure statements are attached hereto as Exhibits 99.3, 99.4, 99.5 and 99.6 and are incorporated herein by reference.

Bankruptcy law does not permit solicitation of acceptances of the amended plans until the Court approves the applicable amended disclosure statements relating to the amended plans. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the amended plans. The amended plans will become effective if and when they receive the requisite stakeholder approval and are confirmed by the Court. The Company refers to the limitations and qualifications included in the amended disclosure statements. In addition, the Company notes that all information contained in the amended disclosure statements is subject to change, whether as a result of amendments to the amended plans, as a result of the actions of third parties or otherwise.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

*	99.1 Financing Agreement dated February 11, 2005

*	99.2 Press Release dated February 11, 2005

*	99.3 Amended Joint Plan of Liquidation for Alpart Jamaica Inc. and Kaiser Jamaica Corporation

*	99.4 Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with Respect to the Amended Joint Plan of Liquidation for Alpart Jamaica Inc. and Kaiser Jamaica Corporation

*	99.5 Amended Joint Plan of Liquidation for Kaiser Alumina Australia Corporation and Kaiser Finance Corporation

*	99.6 Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with Respect to the Amended Joint Plan of Liquidation for Kaiser Alumina Australia Corporation and Kaiser Finance Corporation

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* Included with this filing. Schedules are omitted from the financing agreement filed as Exhibit 99.1; however, the Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
Dated: February 16, 2005	By:	/s/ Daniel D. Maddox
Daniel D. Maddox
Vice President and Controller

EXHIBIT INDEX

Exhibit 99.1	Financing Agreement dated February 11, 2005*
Exhibit 99.2	Press Release dated February 11, 2005*
Exhibit 99.3	Amended Joint Plan of Liquidation for Alpart Jamaica Inc. and Kaiser Jamaica Corporation*
Exhibit 99.4	Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with Respect to the Amended Joint Plan of Liquidation for Alpart Jamaica Inc. and Kaiser Jamaica Corporation*
Exhibit 99.5	Amended Joint Plan of Liquidation for Kaiser Alumina Australia Corporation and Kaiser Finance Corporation*
Exhibit 99.6	Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with Respect to the Amended Joint Plan of Liquidation for Kaiser Alumina Australia Corporation and Kaiser Finance Corporation*

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* Included with this filing. Schedules are omitted from the financing agreement filed as Exhibit 99.1; however, the Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.